Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Retirement Plan Committee of the
Perrigo Company Profit-Sharing and Investment Plan
Allegan, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-192946) and Form S-8 (333-234536) of Perrigo Company of our report dated June 25, 2021, relating to the financial statements of Perrigo Company Profit-Sharing and Investment Plan which appear in this Form 11-K.

\s\ BDO USA, LLP

Grand Rapids, Michigan
June 22, 2022